Exhibit 3.138

STATE OF WASHINGTON	ARTICLES OF AMENDMENT
SECRETARY OF STATE	WASHINGTON
Ralph Munro, Secretary of State	PROFIT CORPORATION
(Per Chapter 23B.10 RCW)

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CORPORATIONS DIVISION 505 E. UNION • PO BOX 40234 OLYMPIA, WA 98504-0234	EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS ON OUTSIDE OF ENVELOPE

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AMENDMENT TO ARTICLES OF INCORPORATION

NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) United Medical Services, Inc.

UBI NUMBER 600 442 853	CORPORATION NUMBER (If known) 2-321333-3	AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON June 26, 1998
EFFECTIVE DATE OF ARTICLES OF AMENDMENT	(Specified effective date may be up to 90 days AFTER receipt of the document by the Secretary of State)
	☐ Specific Date: __________________	☒ Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

☐        Incorporators. Shareholders action was not required.

☐        Board of Directors. Shareholders action was not required

☒       Duly approved shareholder action in accordance with Chapter 23B.10 RCW

AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS

If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.

Article 1. of the Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE 1. NAME

The name of this Corporation is Rural/Metro of Greater Seattle, Inc.

SIGNATURE OF OFFICER OR CHAIRPERSON This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Steven M. Lee	Steven M. Lee, SECRETARY	6/26/98
Signature of Officer	Printed Name	Date

CORPORATIONS INFORMATION AND ASSISTANCE - 360/753-7115 (TDD- 360/753-1485)

ARTICLES OF AMENDMENT

AND

ARTICLES OF RESTATEMENT

OF THE

ARTICLES OF INCORPORATION

OF

UNITED MEDICAL SERVICES, INC.

The undersigned, for the purpose of forming a corporation under the Washington Business Corporation Act, hereby certifies and adopts the following Articles of Amendment and Restatement of the Articles of Incorporation:

ARTICLE 1. NAME

The name of this Corporation is UNITED MEDICAL SERVICES, INC.

ARTICLE 2. SHARES

The total authorized number of shares of this Corporation is eleven million (11,000,000) shares of capital stock divided into two classes as follows:

(i)	ten million (10,000,000) shares of voting common stock with a par value of $0.01 per share; and

(ii)	one million (1,000,000) Class A shares of cumulative redeemable nonvoting preferred stock with a par value of $0.01 per share.

ARTICLE 3. REGISTERED OFFICE AND AGENT

The initial registered agent and registered office of this Corporation are as follows:

Registered Agent	Registered Office, Street and Mailing Address
Washington Corporate Services, Inc.	2250 Columbia Center 701 Fifth Avenue Seattle, Washington 98104

ARTICLE 4. INCORPORATOR

The name and address of the incorporator is: Bud H. Kopp, 6610 – 208th S.W., Lynnwood, Washington 98036.

ARTICLE 5. DIRECTORS

The number of directors of this Corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in the manner specified therein. The initial Board of Directors shall consist of one (1) director, and the name and address of the person who shall serve as director until the first annual meeting of shareholders and until his successors are elected and qualified unless he resigns or is removed is:

Bud H. Kopp	6610 – 208th S.W.
Lynnwood, WA 98036

ARTICLE 6. LIMITATION OF LIABILITY

A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for conduct as a director, except for:

a.	Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

b.	Conduct violating RCW 23B.08.310 (which involves certain distributions by the Corporation); or

c.	Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE 7. INDEMNIFICATION

This Corporation shall indemnify and advance expenses to its Directors, Officers, Agents, and Employees, as follows:

a.	Directors and Officers. This Corporation shall indemnify its directors and officers to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

This Corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate directors’ resolution or contract.

b.	Employees and Agents Who Are Not Directors or Officers. This corporation shall indemnify and advance expenses to its employees and agents who are not directors or officers to the extent authorized by the Board of Directors or the Bylaws, and consistent with the law.

c.	Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. The Board is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

d.	Survival of Indemnification Rights. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE 8. PREEMPTIVE RIGHTS

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

ARTICLE 9. CUMULATIVE VOTING

The shareholders of this Corporation shall not have the right to cumulate their votes in the election of directors.

ARTICLE 10. MAJORITY SHAREHOLDER APPROVAL

If a vote of the shareholders is required to authorize any of the following matters, such matters need be approved only by a majority of all votes of each voting group entitled to be cast on the matter:

a.	Amendment to Articles of Incorporation.

b.	Plan of Merger or Plan of Share Exchange.

c.	Sale, lease, exchange, or other disposition of all or substantially all of the property of this Corporation, other than in the usual and regular course of business.

d.	Proposal to dissolve this Corporation.

The undersigned hereby declares that I have examined the foregoing and, to the best of my knowledge and belief, it is true, correct and complete.

DATED this 25th day of November, 1996.

UNITED MEDICAL SERVICES, INC.

By	/s/ Bud H. Kopp Pres.
Bud H. Kopp, Its President

CERTIFICATE

THIS CERTIFICATE is attached to and forms a part of the Articles of Amendment and Articles of Restatement of the Articles of Incorporation of UNITED MEDICAL SERVICES, INC.

The Articles of Restatement do contain amendments to the Articles of Incorporation which were duly approved by the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 on November 25, 1996.

UNITED MEDICAL SERVICES, INC.

By	/s/ Bud H. Kopp Pres.
Bud H. Kopp, Its President

Exhibit A

ARTICLES OF AMENDMENT

AND

ARTICLES OF RESTATEMENT

OF THE

ARTICLES OF INCORPORATION

OF

UNITED MEDICAL SERVICES, INC.

The undersigned, for the purpose of forming a corporation under the Washington Business Corporation Act, hereby certifies and adopts the following Articles of Amendment and Restatement of the Articles of Incorporation:

ARTICLE 1. NAME

The name of this Corporation is UNITED MEDICAL SERVICES, INC.

ARTICLE 2. SHARES

The total authorized number of shares of this Corporation is eleven million (11,000,000) shares of capital stock divided into two classes as follows:

(i)	ten million (10,000,000) shares of voting common stock with a par value of $0.01 per share; and

(ii)	one million (1,000,000) Class A shares of cumulative redeemable nonvoting preferred stock with a par value of $0.01 per share.

ARTICLE 3. REGISTERED OFFICE AND AGENT

The initial registered agent and registered office of this Corporation are as follows:

Registered Agent	Registered Office, Street and Mailing Address
Washington Corporate Services, Inc.	2250 Columbia Center 701 Fifth Avenue Seattle, Washington 98104

ARTICLE 4. INCORPORATOR

The name and address of the incorporator is: Bud H. Kopp, 6610 - 208th S.W., Lynnwood, Washington 98036.

ARTICLE 5. DIRECTORS

The number of directors of this Corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in the manner specified therein. The initial Board of Directors shall consist of one (1) director, and the name and address of the person who shall serve as director until the first annual meeting of shareholders and until his successors are elected and qualified unless he resigns or is removed is:

Bud H. Kopp	6610 – 208th S.W.
Lynnwood, WA 98036

ARTICLE 6. LIMITATION OF LIABILITY

A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for conduct as a director, except for:

a.	Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

b.	Conduct violating RCW 23B.08.310 (which involves certain distributions by the Corporation); or

c.	Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE 7. INDEMNIFICATION

This Corporation shall indemnify and advance expenses to its Directors, Officers, Agents, and Employees, as follows:

a.

Directors and Officers. This Corporation shall indemnify its directors and officers to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

This Corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate directors’ resolution or contract.

b.	Employees and Agents Who Are Not Directors or Officers. This Corporation shall indemnify and advance expenses to its employees and agents who are not directors or officers to the extent authorized by the Board of Directors or the Bylaws, and consistent with the law.

c.	Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. The Board is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

d.	Survival of Indemnification Rights. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE 8. PREEMPTIVE RIGHTS

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

ARTICLE 9. CUMULATIVE VOTING

The shareholders of this Corporation shall not have the right to cumulate their votes in the election of directors.

ARTICLE 10. MAJORITY SHAREHOLDER APPROVAL

If a vote of the shareholders is required to authorize any of the following matters, such matters need be approved only by a majority of all votes of each voting group entitled to be cast on the matter:

a.	Amendment to Articles of Incorporation.

b.	Plan of Merger or Plan of Share Exchange.

c.	Sale, lease, exchange, or other disposition of all or substantially all of the property of this Corporation, other than in the usual and regular course of business.

d.	Proposal to dissolve this Corporation.

The undersigned hereby declares that I have examined the foregoing and, to the best of my knowledge and belief, it is true, correct and complete.

DATED this 25th day of November, 1996.

UNITED MEDICAL SERVICES, INC.

By	/s/ Bud H. Kopp Pres.
Bud H. Kopp, Its President

AMENDMENT TO ARTICLES OF INCORPORATION

OF

LHK INCORPORATED

Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, the undersigned adopts the following Amendment to the Articles of Incorporation of LHK INCORPORATED filed on May 14, 1982.

FIRST: The name of the corporation is LHK INCORPORATED.

SECOND: The following Amendment to Articles of Incorporation, was adopted by the Director of the Corporation on July 1, 1996, as follows:

Article 1 is hereby amended to read as follows:

ARTICLE 1. NAME

The name of this Corporation is UNITED MEDICAL SERVICES, INC.

THIRD: The foregoing Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH: Except as modified herein, the Articles of Incorporation of LHK INCORPORATED as may have been amended, shall remain unchanged and in full force and effect.

FIFTH: The foregoing Amendment to the Articles of Incorporation was adopted by the Corporation’s Director, in accordance with the provisions of RCW 23B.10.020. Shareholder action was not required.

I certify that I am the President of LHK INCORPORATED, and am authorized to execute the foregoing Amendment to Articles of Incorporation on behalf of the Corporation.

DATED: July 31, 1996

LHK INCORPORATED

By	/s/ Bud H. Kopp
Bud H. Kopp
Its President

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LHK INCORPORATED

Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment to Articles of Incorporation:

FIRST: The name of the Corporation is LHK INCORPORATED.

SECOND: The following amendment to the Articles of Incorporation was proposed by the directors and adopted by the shareholders of the Corporation:

Article IV is amended to add the following:

. . .

The holders of any preferred shares shall have the right to elect a majority of the Board of the Corporation upon a cumulative default, whether consecutive or not, of dividend payments for two years, and such right shall continue until the full payment of all arrears in dividends on such preferred shares.

THIRD: The foregoing amendment will not result in any exchange, reclassification, or cancellation of issued shares.

FOURTH: The foregoing amendment was adopted by the shareholders of the Corporation on the 1st day of August, 1992.

FIFTH: The foregoing amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

I certify that I am an officer of LHK Incorporated and am authorized to execute these Articles of Amendment on behalf of the Corporation.

DATED: August 1, 1992.

LHK INCORPORATED

By	/s/ Bud H. Kopp Pres.
Bud H. Kopp
Its President

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LHK INCORPORATED

Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment to Articles of Incorporation:

FIRST: The name of the Corporation is LHK INCORPORATED.

SECOND: The following amendment to the Articles of Incorporation was proposed by the directors and adopted by the shareholders of the Corporation:

Article IV is amended to read as follows:

. . .

The total number of shares of stock which this Corporation is authorized to issue is seventy thousand (70,000) shares of capital stock divided into two classes as follows:

(i) fifty thousand (50,000) shares of voting common stock with a par value of $1.00 per share; and

(ii) twenty thousand (20,000) shares of cumulative redeemable nonvoting preferred stock with a par value of $20 per share.

THIRD: The foregoing amendment will not result in any exchange, reclassification, or cancellation of issued shares.

FOURTH: The foregoing amendment was adopted by the shareholders of the Corporation on the 1st day of June, 1992.

FIFTH: The foregoing amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

I certify that I am an officer of LHK Incorporated and am authorized to execute these Articles of Amendment on behalf of the Corporation.

DATED: June 2, 1992.

LHK INCORPORATED

By	/s/ Bud H. Kopp
Bud H. Kopp
Its President

ARTICLES OF INCORPORATION

of

LHK INCORPORATED

THE UNDERSIGNED, of the age of eighteen years, or more, desirous of forming a corporation under the laws of the State of Washington, does hereby adopt the following Articles of Incorporation:

ARTICLE I.

The name of this corporation shall be LHK INCORPORATED.

ARTICLE II.

This corporation shall have perpetual existence.

ARTICLE III.

The purpose of the corporation is: conduct an ambulance service and further to engage in all forms and any such activity pertaining thereto not forbidden to corporations by the Constitution, statutes or common law of the State of Washington.

ARTICLE IV.

The capital stock of this corporation shall be $50,000 consisting of $50,000 shares of common stock (of the par value of $1.00 per share).* Capital stock may be issued by the corporation from time to time for such consideration, including (without limitation) labor, services, money or property, as may be fixed by resolution of the Board of Directors from time to time.

No holder of shares of stock of this corporation shall be entitled as such as a matter of right to subscribe for, purchase, or otherwise acquire any share of stock of this corporation of any class whether now or hereafter authorized, or any securities convertible into shares of stock of this corporation.

ARTICLE V.

This corporation shall not commence business until consideration of the value of at least Five Hundred Dollars ($500.00) has been received for the issuance of shares.

*	Delete if inappropriate.

ARTICLE VI

The address of the initial registered office of the corporation is 21000A 70th W. Edmonds, WA 98020.

The name of its initial registered agent at such office is Lloyd H. Kopp.

ARTICLE VII

The number of directors of this corporation shall be such number, not less than three (3) except where all shares are owned of record by fewer than three (3) shareholders, in which case the number of directors shall not be less than the number of such shareholders and such number of directors shall be determined from time to time by the shareholders of the corporation. The names and post office addresses of the first directors, who will manage the affairs of the corporation from the time of its organization until their successors are elected and qualified at the first annual meeting are as follows:

Lloyd H. Kopp 7009 210th SW Lynnwood, Wa 98036

ARTICLE VIII

The name and address of the incorporator is: Lloyd H. Kopp 7009 210th SW Lynnwood, Wa 98036.

ARTICLE IX

The authority to make by-laws and to repeal and amend the same is vested in the Board of Directors, subject to the power of the shareholders to change or repeal the same: provided however that the Board of Directors shall not make or alter any by-laws fixing their numbers, qualifications, classifications, terms of office or compensation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal in duplicate this 26th day of April, 1982.

State of Washington	ss.	/s/ Lloyd H. Kopp

County of Snohomish	x	/s/ Bonnie Crawford